Exhibit 99.3

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
INDEX TO FINANCIAL STATEMENTS

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com
Registered with the Public Company Accounting Oversight Board A Member of the Forum of Firms

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Owners
Ningbo Zhehua Heavy Steel Pipe Manufacturing CO., LTD.

We have audited the accompanying balance sheets of Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., LTD. as of June 30, 2009 and 2008, and the related statements of operations and comprehensive income, owners’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ningbo Zhehua Heavy Steel Pipe Manufacturing CO., LTD. as of June 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
October 26, 2009

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
BALANCE SHEETS

	June 30,	June 30,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$142,410	$688,238
Restricted cash	13,002,571	2,827,714
Trade accounts receivable, net of allowance for doubtful accounts of $426,503 and $19,056 respectively	3,752,241	5,984,269
Accounts receivable - related parties	1,337,159	1,236,923
Other receivables	137,068	750,242
Advances to suppliers, net of allowance for doubtful accounts of $81,603 and $0, respectively	1,084,270	13,057,818
Inventory	5,615,084	12,503,531
Notes receivable	160,706	68,395
Deferred income taxes	131,888	-
Total Current Assets	25,363,397	37,117,130
Property and Equipment, net of accumulated depreciation of $1,315,405 and $759,030, respectively	7,476,580	7,042,082
TOTAL ASSETS	$32,839,977	$44,159,212

LIABILITIES AND OWNERS' EQUITY
Current Liabilities:
Accounts payable	$3,948,410	$9,075,565
Advances from customers	960,475	3,839,947
Other payables and accrued expenses	773,837	1,028,679
Accounts payable - related parties	1,561,462	10,040,960
Advances from customers - related parties	201,734	6,111,936
Secured accounts payable - related parties	18,992,519	2,910,446
Short-term notes payable	25,973	4,845,892
Total Current Liabilities	26,464,410	37,853,425

Owners' Equity
Capital stock	5,063,143	5,063,143
Statutory reserve	14,926	8,470
Retained earnings	458,572	420,144
Accumulated other comprehensive income	838,926	814,030
Total Owners' Equity	6,375,567	6,305,787
TOTAL LIABILITIES AND OWNERS' EQUITY	$32,839,977	$44,159,212

The accompanying notes are an integral part of the financial statements.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2009	2008
Revenue:
Revenue	$47,536,390	$39,477,306
Revenue from related parties	40,731,264	12,764,844
	88,267,654	52,242,150
Cost of Revenue
Other cost of revenue	43,429,727	35,863,536
Purchases from related parties	41,338,664	12,706,959
	84,768,391	48,570,495

Gross Profit	3,499,263	3,671,655

Operating Expenses:
Selling expense	1,539,419	2,180,171
General and administrative expense	1,525,544	1,027,442
Total Operating Expenses	3,064,963	3,207,613
Income from Operations	434,300	464,042

Other Income (Expense):
Interest income	115,702	155,711
Other income	80,594	27,549
Interest expense	(177,953)	(38,494)
Foreign currency transaction income (expense)	(326,367)	(221,270)
Total Other Income (Expense)	(308,024)	(76,504)

Income Before Taxes and Minority Interest	126,276	387,538
Provision for income taxes	(81,392)	(216,580)

Net Income (Loss)	$44,884	$170,958

Net Income (Loss)	$44,884	$170,958
Foreign currency translation adjustment	24,896	615,245
Comprehensive Income	$69,780	$786,203

The accompanying notes are an integral part of the financial statements.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
STATEMENTS OF OWNERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2008 AND 2009

				Accumulated
				Other	Total
	Capital	Statutory	Retained	Comprehensive	Owners'
	Stock	Reserves	Earnings	Income (Loss)	Equity

Balance, June 30, 2007	5,063,143	-	257,656	198,785	5,519,584
Net income for the year	-	8,470	162,488	-	170,958
Foreign currency translation adjustment	-	-	-	615,245	615,245
Balance, June 30, 2008	5,063,143	8,470	420,144	814,030	6,305,787
Net income for the year	-	6,456	38,428	-	44,884
Foreign currency translation adjustment	-	-	-	24,896	24,896
Balance, June 30, 2009	$5,063,143	$14,926	$458,572	$838,926	$6,375,567

The accompanying notes are an integral part of the financial statements.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2009	2008

Cash Flows from Operating Activities:
Net income (Loss)	$44,884	$170,958
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	553,106	209,553
Deferred income taxes	(131,823)	-
Changes in current assets and liabilities:
Trade accounts receivable, net	2,254,516	(4,799,270)
Other receivables, net	615,828	(595,626)
Advances to suppliers	12,019,104	(5,864,340)
Inventories	6,934,334	(5,420,563)
Accounts payable	(5,160,398)	1,810,563
Advances from customers	(2,893,187)	1,867,646
Other payables and accrued expenses	(258,772)	745,698
Related party receivables or payables	(14,541,572)	17,008,052
Net Cash Provided by (Used in) Operating Activities	(563,980)	5,132,671

Cash Flows from Investing Activities:
Changes in notes receivable	(91,995)	261,980
Purchase of property and equipment	(959,624)	(5,146,542)
Net change in restricted cash	(10,158,672)	3,227,917
Net Cash Used in Investing Activities	(11,210,291)	(1,656,645)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable	-	4,375,485
Payments on notes payable	(4,836,638)	(2,730,906)
Proceeds from issuance of secured accounts payable - related parties	27,744,556	11,926,283
Payments on notes payable - related parties	(11,681,919)	(17,412,785)
Net Cash Provided by (Used in) Financing Activities	11,225,999	(3,841,923)

Effect of Exchange Rate Changes on Cash	2,444	84,005

Net Change in Cash	(545,828)	(281,892)
Cash and Cash Equivalents at Beginning of Year	688,238	970,130
Cash and Cash Equivalents at End of Year	$142,410	$688,238

Supplemental Cash Flow Information
Cash paid during the period for interest	$148,870	$17,681
Cash paid during the period for taxes	$69,558	$100,553

The accompanying notes are an integral part of the financial statements.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS

Organization and Basis of Presentation - On April 5, 2004, Ningbo Zhehua Heavy Steel Pipe Manufacturing CO., LTD. (“the Company”) was organized under the laws of the People’s Republic of China (the “PRC”) for the purpose of manufacturing and selling heavy steel pipe. The Company was organized by Huaye (H.K.) International Group Company Limited (“Hong Kong Huaye”) and Shanghai Huaye Iron & Steel Co., Ltd. (“Shanghai Huaye”). Hong Kong Huaye and Shanghai Huaye are each owned 80% and 20%, respectively, by two individuals (the “Principal Owners”).

Nature of Operations - The operations of the Company are located in the PRC.  Approximately 75% and 81% of sales for the years ended June 30, 2009 and 2008, respectively were within the PRC. A significant portion of the purchases and revenues of the Company consist of transactions between the Company and Shanghai Huaye and its subsidiaries.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Functional Currency and Translating Financial Statements - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The functional currency of the Company is the Chinese Yuan Renminbi (“RMB”). To allow the evaluation of the Company by an entity under common control, the accompanying financial statements have been expressed in United States dollars (“USD”). The accompanying balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The accompanying statements of operations and cash flows have been translated using the weighted-average exchange rates prevailing during each period. The Company’s equity transactions have been recorded at the exchange rate existing at the time of the transaction.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Restricted Cash - The Company has entered into agreements with banks to pay suppliers using letters of credit in the form of banker’s acceptance notes, which require the Company to maintain cash balances as security for the banker’s acceptance notes. These cash balances are presented in the balance sheets as restricted cash.

Fair Values of Financial Instruments   - The carrying amounts reported in the balance sheets for trade accounts receivable, other receivables, advances to suppliers, notes receivable, receivable from or payable to related parties, accounts payable, short-term notes payable, other payables and accrued expenses, advances from customers, and accounts payable to related parties approximate fair value because of the immediate or short-term maturity of these financial instruments.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

Credit Risk - The carrying amounts of trade accounts receivable and other non-trade receivables included in the balance sheets represent the Company’s exposure to credit risk in relation to its financial assets. The Company performs ongoing credit evaluations of each customer’s financial condition. The Company maintains allowances for doubtful accounts and historical write offs that have not exceeded management’s estimations.

Trade Accounts, Other Receivables and Allowance for Doubtful Accounts - Trade accounts receivables and other receivables are carried at original invoiced amounts less an allowance for doubtful accounts. Other receivables consist of amounts advanced to suppliers, but subsequently not used, resulting in a receivable.

Inventory - Inventory is valued at the lower of cost or market, with cost computed on a first-in-first-out basis.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company projects the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows. No impairment of long-lived assets was recognized during the years ended June 30, 2009 or 2008.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales, trade-ins, or retirements are recognized in operations. Interest is capitalized on significant construction projects.

Advances to Suppliers and from Customers - The Company, as is common practice in the PRC, will often make advance payments to its suppliers for materials, or receive advance payments from its customers. The Company had advances to suppliers, net of allowances for doubtful accounts, of $1,084,270 and $13,057,818 at June 30, 2009 and 2008, respectively. The Company also had advances from its customers in the amount of $960,475 and $3,839,947 at June 30, 2009 and 2008, respectively.

Revenue Recognition - The Company recognizes revenue from the sale of products when earned. The Company considers revenue realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. The Company considers delivery to have occurred when products have been shipped to the customer, risk of loss has transferred to the customer and customer acceptance has been obtained, customer acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in customer acceptance provisions have been satisfied.

Cost of Revenue - Cost of products sold includes manufacturing costs, wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Shipping and Handling Costs - Shipping and handling costs are billed to customers and are recorded as revenue and the associated costs are included in cost of revenues.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

Advertising Costs - Advertising costs, which are included in selling expenses, are expensed as incurred.  Advertising expense for the years ended June 30, 2009 and 2008 was $26,259 and $32,715, respectively.

Retirement Benefit Plans - Full time employees of the Company participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, employee housing fund, and other welfare benefits are provided to employees. Chinese labor regulations require that the Company make contributions to the government for these benefits based on a certain percentages of employees’ salaries. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits were $111,850 and $133,916 for the years ended June 30, 2009 and 2008, respectively.

Accumulated Other Comprehensive Income - Accumulated other comprehensive income presented in the accompanying financial statements consists of foreign currency translation adjustments.

Recently Enacted Accounting Standards - In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (FSP FIN) No. 157-2 which extended the effective date for certain nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  The adoption of the portions of SFAS No. 157 that were not postponed by FSP FIN No. 157-2 did not have an effect on the financial statements. The Company does not expect the adoption of the postponed portions of SFAS No. 157 to have a material impact on the financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income will be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income will be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS No. 141(R) and SFAS No. 160 are not expected to have a material impact on the Company’s results of operations or financial position.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1 Interim Disclosures about Fair Value of Financial Instruments. FSP FAS 107-1 and APB 28-1 relate to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing this FSP, fair values for these assets and liabilities were only disclosed once a year. The FSP now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value.  FSP FAS 107-1 and APB 28-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company adopted the provisions of FSP FAS 107-1 and APB 28-1 for the year ended June 30, 2009.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, “Subsequent Events” (SFAS 165). Under SFAS 165, requires companies to evaluate events and transactions that occur after the balance sheet date but before the date the financial statements are issued. SFAS 165 requires entities to recognize in the financial statements the effect of all events or transactions that provide additional evidence of conditions that existed at the balance sheet date, including the estimates inherent in the financial preparation process. Entities are not required to recognize the impact of events or transactions that provide evidence about conditions that did not exist at the balance sheet date but arose after that date. The Company adopted the provisions of SFAS 165 for the year ended June 30, 2009. The adoption did not have a material impact on the Company’s financial statements.  The Company evaluated events subsequent to the balance sheet date through October 26, 2009.

NOTE 3 – INVENTORY

Inventory consisted of the following:

	June 30,
	2009	2008
Raw materials	$1,662,095	$5,978,659
Work in process	8,795	8,762
Finished goods	3,944,194	6,123,529
Goods on consigment	-	392,581
Total Inventory	$5,615,084	$12,503,531

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30,
	2009	2008
Buildings and plant	$124,830	$77,432
Machinery	7,537,940	2,196,977
Office and other equipment	191,400	183,636
Vehicles	42,529	42,362
Construction in process	895,286	5,300,705
Total	8,791,985	7,801,112
Less accumulated depreciation	(1,315,405)	(759,030)
Net property, plant and equipment	$7,476,580	$7,042,082

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

Property and equipment is not depreciated until it is put into use. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Life
Buildings and plant	20 years
Machinery	10 years
Office and other equipment	5 years
Vehicles	5 years

Depreciation expense for the years ended June 30, 2009 and 2008 was $553,106 and $209,553, respectively.

The Company entered into a 10 year lease agreement with Ningbo Huaye Steel Processing, Ltd. on August 6, 2004 to use a factory building in the Ningbo Camel Luo Ji Dian Industrial Park.  Lease payments are made quarterly at a monthly rate of approximately $11,682.  Rent expense for the years ended June 30, 2009 and 2008 were $140,183 and $131,676, respectively.  The lease term ends on August 31, 2013.  Future lease payments are as follows:

For the year ended June 30,
2010		$140,252
2011		140,252
2012		140,252
2013		140,252
2014		23,375
	Total	$584,385

NOTE 5 - NOTES PAYABLE

The Company’s notes payable consist of short-term debt from banks. All non-related party short-term notes payable were due to banks as follows:

	Maturity	June 30,
	Date	2009	2008

Note payable at 5.37% interest, secured by a letter of credit	6/30/2009	$25,973	$-
Note payable at 7.227% interest	matured	-	407,462
Note payable at 7.227% interest	matured	-	154,254
Note payable at 7.227% interest	matured	-	340,522
Note payable at 7.227% interest	matured	-	1,033,208
Note payable at 6.57% interest	matured	-	1,746,267
Note payable at 6.57% interest	matured	-	1,164,178
Total Short-Term Notes Payable		$25,973	$4,845,892

The Company has certain notes payable that indicate that they have a zero percent interest rate.  The Company intends to repay these notes as they mature.  Interest-free loans are common in China; therefore, the Company does not impute interest on these loans.

The Company’s debt agreements contain debt covenants which require the Company to maintain certain inventory levels. The Company was in compliance with these debt covenants at June 30, 2009.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTIES

The Company sells its products to and buys raw materials from various companies which are owned or controlled by the Principal Owners. These other companies are composed of 20 sister companies with which the Company conducts significant transactions. Revenues related to these transactions are shown separately in the accompanying statements of operations. For the years ended June 30, 2009 and 2008, cost of revenue includes purchases from these related parties of $41,338,664 and $12,706,959, respectively.

At June 30, 2009 and 2008, Accounts receivable due from related parties were $137,068 and $750,242, respectively.  Accounts payable due to related parties for the years then ended were $1,561,462 and $10,040,960, respectively.  Advances from customers payable to related parties for the years then ended were $201,734 and $6,111,936, respectively. The amounts charged for products to the Company by the related parties are under the same pricing, terms and conditions as those charged to third parties, and are due upon receipt. Amounts receivable from related parties are also due upon delivery. Advances to related parties are relieved once the goods are received.

At June 30, 2009, the Company had unused letters of credit totaling $18,992,519 in the form of banker’s acceptance notes that are held by related parties in connection with purchases from related parties. The banker’s acceptance notes carry a 0% interest rate, can be presented to the respective banks in 90 to 180 days from the dates they were written, are secured by cash on deposit with the respective banks and are guaranteed by related parties. Secured accounts payable to related parties were comprised of the following:

	Maturity	June 30,
	Date	2009	2008
Note payable at 0.00% interest, secured by cash deposits, guaranteed by related parties	9/11/2009	$2,921,926	$-
Note payable at 0.00% interest, secured by cash deposits and inventory balance requirements	8/6/2009	5,843,852	-
Note payable at 0.00% interest, secured by cash deposits	12/16/2009	10,226,741	-
Note payable at 0.00% interest	matured	-	2,910,446
Total Notes Payable - related parties		$18,992,519	$2,910,446

Some of the Company’s notes payables are guaranteed by related parties as described in Note 5.

NOTE 7 - INCOME TAXES

Before the implementation of the new Enterprise Income Tax Law (“EIT Law”) as discussed below, the Company was subject to an enterprise income tax (“EIT”) rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. On March 16, 2007, the National People’s Congress of China passed the new EIT Law, and on December 6, 2007, the State Council of China passed the Implementing Rules for the EIT Law (“Implementing Rules”), both of which took effect on January 1, 2008. The EIT Law and Implementing Rules impose a unified EIT of 25.0% on all domestic-invested enterprises.

Taxes payable are a component of other payables and accrued expenses in the accompanying balance sheets and consisted of:

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

	June 30,
	2009	2008
Value added tax payable (receivable)	$11,302	$(4,784)
Income tax	337,354	42,196
Other	8,057	6,524
Total Taxes Payable	$356,713	$43,936

The statutory tax rate for 2009 is 25%. Due to the change in tax rate during fiscal 2008, the statutory tax rate for the year ended June 30, 2008 is a blended rate of approximately 29.7%, which was calculated as 33% during the six months ended December 31, 2007 and 25% during the six months ended June 30, 2008. Following is a reconciliation of income taxes calculated at the statutory rates to the provision for income taxes:

	For the Years Ended June 30,
	2009	2008
Income tax calculated at statutory rates (25%, 33% and 33%, respectively)	$31,569	$127,888
Effect of tax rate change	-	(9,785)
Non-deductible expenses	49,823	98,477
Provision for income taxes	$81,392	$216,580

The provision for income taxes is comprised of the following:

	For the Years Ended June 30,
	2009	2008
Current	$212,580	$216,580
Deferred	(131,188)	-
Provision for income taxes	$81,392	$216,580

Deferred taxes are comprised of the following:

	June 30,
	2009	2008
Allowance for doubtful trade receivables	$106,626	$-
Allowance for doubtful other receivables	4,861	-
Allowance for doubtful advances to suppliers	20,401	-
Net deferred income tax asset	$131,888	$-

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Economic environment - Since most of the Company’s operations are conducted in the PRC, the Company is subject to special considerations and significant risks. These risks include, among others, the political, economic and legal environments and foreign currency exchange rates. The Company’s results from operations may, among other things, be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to: laws and regulations, anti-inflationary measures, currency conversions and remittances abroad, and rates and methods of taxation.

NINGBO ZHEHUA HEAVY STEEL PIPE MANUFACTURING CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 - OWNERS’ EQUITY

The Company’s registered capital as of June 30, 2009 and 2008 in the PRC is $5,063,143. With the exception of the Company’s registered capital, there are no shares (ordinary or otherwise) authorized or outstanding.

Statutory Reserves - According to the Company’s articles of association, the Company is required to transfer a certain portion of its net profits, as determined under PRC accounting regulations, from net income to both the surplus reserve fund and the public welfare fund.

NOTE 10 – GEOGRAPHIC INFORMATION

The Company derives a portion of its revenue from sources outside of the PRC. The following schedule summarizes the sources of the Company’s revenue by geographic regions for the years ended June 30, 2009 and 2008:

	Years Ended June 30,
Geographic Area	2009	2008
People's Republic of China	$66,352,731	$42,347,675
United States	10,210,898	2,398,359
Asia	7,794,159	6,600,828
Europe	3,909,866	895,290
Total	$88,267,654	$52,242,150

NOTE 11 – CUSTOMER CONCENTRATION

For the year ended June 30, 2009, the Company’s three largest customers accounted for approximately 16%, 15.2%, and 10.9% of its revenue.  For the year ended June 30, 2008, the Company’s largest customer accounted for approximately 10.1% of its revenue, respectively.

For the year ended June 30, 2009, the Company’s three largest suppliers accounted for 31.9%, 14.1%, and 11.9% of its cost of revenue.  For the year ended June 30, 2008, the Company’s two largest suppliers accounted for 20.3% and 11.3% of its cost of revenue.